UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 27, 2020

MONAKER GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in the Current Report on Form 8-K filed by Monaker Group, Inc. (the “Company”, “we” or “us”) on August 22, 2019, on August 21, 2019, the Company closed the transactions contemplated by an Intellectual Property Purchase Agreement dated August 15, 2019 (the “IP Purchase Agreement”) by and between the Company, as buyer, and IDS Inc., as seller (“IDS”). Pursuant to the IP Purchase Agreement, the Company agreed to purchase certain proprietary technology from IDS for the reservation and booking of air travel, hotel accommodations, car rentals, and ancillary products, services, and amenities, integration of the same with the providers of such products and services, associated functions, including website addresses, patents, trademarks, copyrights and trade secrets relating thereto, and all goodwill associated therewith (collectively, the “IP Assets”). The purchase price of the IP Assets was $4,920,000, which was paid by way of the issuance by the Company to IDS of 1,968,000 shares of restricted common stock (the “IDS Shares”), with an agreed upon value of $2.50 per share.

On April 27, 2020, the Company filed a verified complaint for injunctive relief against IDS and certain other defendants affiliated with IDS in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida. Pursuant to the complaint, the Company alleges causes of action against the defendants, including IDS, based on among other things, fraud, conspiracy to commit fraud, aiding and abetting fraud, rescission, and breach of contract, and seeks a temporary and permanent injunction against the defendants, requiring such persons to return the IDS Shares to the Company and preventing such persons from selling or transferring any IDS Shares, seeks damages from the defendants, rescission of the IP Purchase Agreement, attorneys fees and other amounts.

The complaint was filed as a result of IDS’s failure to deliver the IP Assets, certain other actions of IDS and the other defendants which the Company alleges constitutes fraud and to seek to unwind the IP Purchase Agreement and provide damages to the Company due to IDS’s and the other defendants’ breaches thereunder.

Neither the lawsuit, nor the assets which are subject to the lawsuit, impact the Monaker Booking Engine (MBE).

The assets and technology which the Company attempted to acquire from IDS were to be integrated into the Monaker NextTrip.BIZ platform. With the failure by IDS to deliver such technology, Monaker has already taken steps (including contracting with replacement suppliers) to complete the enterprise version (commercial launch) of the Nexttrip.BIZ platform, which is now expected to be launched in the Summer of 2020 (without any of IDS’s technology).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: April 29, 2020	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer